September 11, 1996

VIA ELECTRONIC TRANSMISSION

Mr. Evan Callio
Securities & Exchange Commission
Division of Corporation Finance
450 Fifth Avenue, N.W.
Washington, D.C.  20549


RE:  Synthetech, Inc. Registration Statement on Form S-3
     File No. 333-8203


Dear Mr. Callio:

Pursuant to Rule 461 of the Securities Act of 1933, as amended, Synthetech, Inc. hereby requests that the effective date of the above-captioned Registration Statement be accelerated so that the Registration Statement will become effective at 9:00 a.m. Eastern Standard Time on Thursday, September 12, 1996, or as soon thereafter as practicable.

                                       SYNTHETECH, INC.

                                       BY:/s/  Charles B. Williams
                                               Charles B. Williams
                                               Vice President of Finance
                                               and Administration, Chief
                                               Financial Officer

                                              September 11, 1996

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Avenue, N.W.
Washington, D.C.  20549

RE:  Synthetech, Inc.
     Amendment No. 1 to Registration Statement on Form S-3
     (File No. 333-8203)

Ladies and Gentlemen:

Synthetech, Inc. an Oregon corporation (the "Company"), in connection with the proposed offering of 850,000 shares of the Company's common stock, hereby attaches for filing pursuant to the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder, a copy of Amendment No. 1 to the Registration Statement on Form S-3, marked to indicate changes between the text thereof and of the Registration Statement filed with the Securities and Exchange Commission on July 16, 1996.

If you have comments or require any further information with respect to this filing, please call the undersigned (541-967-6575).

                                         Sincerely yours,

                                         /s/  Charles B. Williams
                                              Charles B. Williams
                                              Vice President of Finance
                                              and Administration, Chief
                                              Financial Officer

As filed with the Securities and Exchange Commission on September 12, 1996

                                            Registration No. 333-8203
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                    AMENDMENT NO. 1 TO FORM S-3

                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                          SYNTHETECH, INC.
       (Exact name of Registrant as specified in its charter)

      Oregon                                 84-0845771
     (State of                            (I.R.S. Employer
  Incorporation)                           Identification
                                                No.)
                    1290 Industrial Way
                   Albany, Oregon  97321
                       (541) 967-6575
    (Address, Including Zip Code, and Telephone Number,
  Including Area Code, of Registrant's Principal Executive
                          Offices)
                       M. Sreenivasan
           President and Chief Executive Officer
                      SYNTHETECH, INC.
                    1290 Industrial Way
                   Albany, Oregon  97321
                       (541) 967-6575
 (Name, Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Agent for Service)
                         Copies to:
            Cynthia Clarfield Hess, Esq.  David R. Clarke, Esq.
            Sehar S. Ahmad, Esq.          VENTURE COUNSEL,
            PERKINS COIE                  P.C.
            1211 S.W. Fifth Avenue,       Suite 250
            Suite 1500                    1230 S.W. First Avenue
            Portland, OR 97204            Portland, Oregon  97204
            (503) 727-2000                (503) 225-9000

    Approximate date of commencement of proposed sale to the public:
        As soon as practicable after the effective date of this
                        Registration Statement.

     If any securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                   CALCULATION OF REGISTRATION FEE
 Title of Each    Amount to   Proposed   Proposed     Amount
     Class           be       Maximum     Maximum       of
of Securities to  Registered  Offering   Aggregate   Registration
 be Registered               Price Per   Offering
                              Share(1)   Price(1)      Fee(2)
Common Stock,      750,000     $8.00    $6,000,000   $2,069.00
$.001 par value
Common Stock,      100,000     $2.22     $222,000      $76.55
$.001 par value
Total              850,000         -    $6,222,000   $2,145.55

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457. The offering price has been estimated and the registration fee has been computed pursuant to Rule 457(c) based on (i) 750,000 Selling Shareholder shares at an estimated price per share of $8.00 based on the average of the bid and asked price quoted for the Common Stock in the over-the-counter market on September 9, 1996 as reported on the Nasdaq SmallCap Market and (ii) 100,000 shares being issued pursuant to the exercise of warrants at an exercise price of $2.22.

(2)   A filing fee of $2,198.28 has previously been paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          850,000 Shares

                          SYNTHETECH, INC.

                           Common Stock



     The shares  of  common stock,  $.001 par value per share
offered hereby (the "Shares") are shares of Synthetech,Inc., an  Oregon corporation (the "Company"), 750,000 of which may be
sold from time to time by a shareholder of   the   Company   (the
"Selling Shareholder") and 100,000 of which may be issued and sold from time to time by the Company upon exercise of certain warrants (the "Warrants") to purchase Common Stock. See "Selling Shareholder" and "Warrants." The Company will not receive any part of the proceeds from the sale of the Shares being sold by the Selling Shareholder in this offering (the "Offering"). The Company will receive proceeds from the exercise of the Warrants equal to the exercise price of $2.22 per share.



     The Common Stock was traded over-the-counter on the Nasdaq Small Cap Market under the symbol "NZYM." On September 11, 1996, the Common Stock was approved for trading on the Nasdaq National Market under the symbol "NZYM". On September 9, 1996, the average of the bid and asked price for the Common Stock was $8.00 per share.



     See "Risk Factors" beginning on page 3 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the Shares.



      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
             OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                 THE CONTRARY IS A CRIMINAL OFFENSE.

                          Price to  Underwriting  Proceeds    Proceeds to
                          Public      Discounts      to         Selling
                                       and         Company   Shareholder(3)
                                    Commissions(1)

Per Share being sold        $8.00       $--           $0          $8.00
 by Selling Shareholder(1)
Per Share being sold        $2.22       $--          $2.22         $0
 by the Company(2)
Total                    $6,222,000     $--        $222,000     $6,000,000

(1)The Selling Shareholder may sell the Shares to or through dealers at market prices prevailing at the time of sale, at prices related
   to  such  prevailing market prices or at negotiated  prices.   The
   above computations are based on the average of the bid and asked price of the Common Stock as of September 9, 1996 and do not necessarily reflect the prices of shares to the public on the dates the transactions are actually effected.

(2)Based upon the exercise price of the Warrants of $2.22.

(3)Expenses of this Offering, estimated at $45,000, are payable by the Company.


          The date of this Prospectus is September 12, 1996

                        AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission"), Washington, D.C., with respect to the Shares offered hereby. The Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The  Registration  Statement  is available  for  review  at  the
Commission's offices in Washington, D.C. All or part of the Registration Statement may be inspected and copied, upon payment of the prescribed fees, at the Public Reference Section of the Commission, 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549-1004.

     In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at, and copies of such material obtained at prescribed rates from, the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

     A copy of the Company's 1996 Annual Report containing financial statements audited by the Company's independent public accountants was first mailed to the Shareholders on June 19, 1996. The Company intends to continue to furnish Annual Reports to its Shareholders.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1.   The  Company's Annual Report on Form 10-KSB  for  the  year
          ended   March  31,  1996,  including  financial  statements
          incorporated by reference, as amended by Form 10-KSB/A as filed with the Commission on June 21, 1996.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, including financial statements incorporated by reference.

     3.   The description of the Company's Common Stock contained  in the Registration Statement on Form 8-A filed with the Commission on November 8, 1984 under Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests should be directed to Charles B. Williams, Vice President of Administration and Finance, Chief Financial Officer, Secretary and Treasurer, at the Company's principal executive offices, Synthetech, Inc., 1290 Industrial Way, Albany, Oregon 97321, telephone (541) 967-6575. The information relating to the Company contained in this
Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

                            RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements. Prospective investors should consider the following factors, among others, in making a decision concerning purchase of the shares of Common Stock offered hereby:

     Uncertain Market for Products and Potential Quarterly Fluctuations. The market for peptide building blocks is driven by the market for the peptide-based drugs into which they are incorporated. The drug development process is dictated by the marketplace, drug companies and the regulatory environment. The Company has no control over the pace of peptide-based drug development, which drugs get selected for clinical trials, which drugs are approved by the Food and Drug Administration ("FDA"), and, even if approved, the ultimate potential of such drugs. Currently, most of the Company's products are used in clinical-stage drugs which are subject to a significant risk of suspension or early cancellation and only a very small percentage of which are ultimately approved for market use. Due to the wide range of drugs under development, sizable fluctuations in orders, and the unpredictability of order or reorder cycles for products, the Company does not have a stable baseload of demand for its products and cannot estimate the potential market for its products. The Company's customers vary substantially from year to year and the Company currently cannot rely on any one customer as a constant source of revenue. For the foregoing reasons, the Company has experienced in the past, and is likely to experience in the future, significant fluctuations in its quarterly results. Due to the small number of approved peptide-based drugs, there can be no assurance that a market for peptide building blocks will continue to exist.

     Industry Cost Factors. The market for peptide building blocks is dependent on the market for pharmaceuticals products. The levels of revenues and profitability of pharmaceutical companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the cost of health care through various means. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government controls. In addition, in both the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third party payors such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that peptide-based drugs will be considered cost effective, and that reimbursement will be available or sufficient to allow peptide-based drugs to be sold on a profitable basis. In addition, as cost pressures in the pharmaceutical industry have tightened, the cancellation rate for drug development programs has increased. Because a majority of the Company's revenues historically have come from peptide building blocks used in drug development programs, such cancellations may have a significant impact on the Company's business.

     Regulatory Matters. The Company is subject to a variety of federal, state and local laws, rules and regulations related to the discharge or disposal of toxic, volatile or other hazardous chemicals. Although the Company believes that it is in compliance with these laws, rules and regulations in all material respects, and to date has not been required to take any action to correct any noncompliance, the failure to comply with present or future regulations could result in fines being imposed on the Company, suspension of production or cessation of operations. Third parties may also have the right to sue to enforce compliance. Moreover, it is possible that increasingly strict requirements imposed by environmental laws and enforcement policies thereunder could require the Company to make significant capital expenditures. The operation of a chemical manufacturing plant entails the inherent risk of environmental damage or personal injury due to the handling of potentially harmful substances, and there can be no assurance that material costs and liabilities will not be incurred in the future because of an accident or other event resulting in personal injury or unauthorized release of such substances to the environment. In addition, the Company generates hazardous materials and other wastes which are disposed at various offsite facilities. The Company may be liable, irrespective of fault, for material cleanup costs or other liabilities incurred at these disposal facilities in the event of a release of hazardous substances by such facilities into the environment. The Company has obtained environmental risk insurance.

     Potential Regulation. The peptide building blocks produced by the Company are intermediate ingredients which are then processed by the companies to which they are sold, and are therefore currently not subject to the requirements of the FDA. The Company's customers do, however, typically impose inspection and quality assurance programs on the Company. These programs involve materials handling, record keeping and other requirements. As many of the Company's customers are requiring increased processing by the Company of its products, the Company expects these compliance programs to become more extensive. The Company may not be able to comply with the applicable requirements or such requirements may require the expenditure of significant capital.

     Product   Liability.    Use  of  the   Company's   products   in
pharmaceuticals and the subsequent testing, marketing and sale of such pharmaceuticals involves an inherent risk of product liability. In addition, research and development activities in amino acid technology, and the production of fine chemicals (including organic chemicals) may expose workers engaged in performing duties related to such activities to health hazards. There can be no assurance that claims for product liability will not be asserted against the Company or that the Company would be able to successfully defend any claim that may be asserted. A product liability claim could have a material adverse effect on the business and/or financial condition of the Company.

     Competition. The Company does not have a significant amount of direct competition because peptide-based pharmaceuticals, particularly those which utilize synthetic amino acids, are relatively new and the market for peptide building blocks is still very small. As the market continues to grow with multi-ton order sizes becoming more prevalent, the Company has begun to see more competition. Current competition in the multi-kilo or smaller quantities of natural amino acid based peptide building blocks comes primarily from several European fine chemical companies. Multi-ton order sizes of these natural peptide building blocks have begun to attract a wider group of domestic and international chemical companies. In the area of synthetic amino acid based peptide building blocks, the Company has competition on a selective product basis from fine chemical producers in Europe and Japan.

     Competition also increases for supplying peptide building blocks for drug development programs that reach late clinical trials and move into an approved status as a result of increased quantities typically required at these stages and pharmaceutical company requirements to have second sources of material available. The Company's competitors have technical, financial, selling and other resources available to them that is significantly greater than those available to the Company.

     Risks of Technological Change. The market for the Company's products is characterized by rapid changes in both product and process technologies. The Company's future results of operations will depend upon its ability to improve and market its existing products and to successfully develop, manufacture and market new products. There can be no assurance that the Company will be able to continue to improve and market its existing products or develop and market new products, or that technological developments will not cause the Company's products or technology to become obsolete or noncompetitive.

     Manufacturing Capacity. The Company currently manufactures peptide building blocks. As a manufacturer, the Company will continually face risks regarding the availability and costs of raw materials and labor, the potential need for additional capital equipment, increased maintenance costs, plant and equipment obsolescence and quality control. Because the Company is facing manufacturing capacity constraints in its existing facility, the Company is in the process of constructing an additional plant at its Albany, Oregon location to increase production capacity. There can be no assurance that completion of the new facility will not be subject to delays and that the existing facility will have sufficient capacity to meet the demand for the Company's products, particularly in the event that several of the peptide-based drugs for which the Company supplies peptide building blocks simultaneously become commercially successful. A disruption in the Company's production or distribution could have a material adverse effect on the Company's financial results.

     Uncertain Ability to Manage Growth. The Company anticipates that in order to remain successful in its industry, the Company will be required to increase its production and employee base. The Company anticipates these increases may place significant demands on the Company's management, working capital and financial and management control systems. The Company may not be able to meet the demands of future growth. Any inadequacies in these areas could have a material adverse effect on the Company's business, financial condition and results of operations.

     Dependence on Key Personnel. The Company is highly dependent on the principal members of its senior management and key scientific and technical personnel. The Company's success is also dependent upon its ability to attract and retain additional qualified scientific, technical and managerial personnel. Significant competition exists for such personnel, and there can be no assurance that the Company will retain its key employees or that it will be able to attract and retain such other highly-qualified personnel as may be required in the future. The Company does not have employment agreements with any of its personnel or key man life insurance on the lives of any of its personnel. The inability of the Company to successfully hire, train, and retain qualified personnel could have an adverse effect on the Company.

     Risks of International Business. Sales to customers outside the United States accounted for approximately 21% of the Company's net sales during the year ended March 31, 1996. The Company expects that international sales will continue to account for a significant percentage of net sales. The Company's business is and will be subject to the risks generally associated with doing business internationally, including changes in demand resulting from fluctuations in exchange rates, foreign governmental regulation and changes in economic conditions. These factors, among others, could influence the Company's ability to sell its products in international markets. In addition, the Company's business is subject to the risks associated with legislation and regulation relating to imports, including quotas, duties or taxes and other charges, restrictions and retaliatory actions on imports to other countries in which the Company's products may be sold or manufactured.

     Absence of Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends in the foreseeable future. Earnings of the Company, if any, are expected to be used to finance the development and expansion of the Company's business. Any future decision with respect to dividends will depend on future earnings, future capital needs and the Company's operating and financial condition, among other factors. See "Description of Securities--Common Stock."

     Volatility of Stock Price. There has been significant volatility in the market price of the Company's common stock. Between July 1, 1995 and June 30, 1996, the bid price of the
Company's common stock ranged from $3.22 per share to $10.75 per share. The Common Stock is currently traded on the Nasdaq Small Cap Market. Application has been made to have the Common Stock approved for trading on the Nasdaq National Market, which market has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of the Common Stock without regard to the Company's performance. The Company believes factors such as fluctuations in financial results and developments in its industry could contribute to the volatility of the price of Common Stock. These factors, as well as general economic conditions such as recessions or high interest rates, may adversely affect the market price of the Common Stock.

     Exercise of Warrants and Options; Potential Adverse Impact of Shares Eligible for Future Sales. As of June 30, 1996, 1,044,260 shares of Common Stock were subject to outstanding stock options under the Company's Stock Option Plan at a weighted average exercise price of $3.57 per share and 25,000 shares were issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.81 per share. While outstanding warrants and options are exercisable, the holders thereof have the opportunity to profit from a rise in the market price of the common stock. The Company may find it more difficult to raise additional equity capital while the warrants and options are outstanding. At any time when the holders might be expected to exercise their warrants and options, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided in the warrants and options being exercised. Holders of warrants and options do not have any of the rights or privileges of stockholders of the Company prior to exercise of the warrants and options.

     Sales of substantial amounts of the Company's common stock in the public market by existing shareholders could adversely affect the price of the common stock. In addition to the 850,000 shares of common stock offered hereby, 8,417,791 shares are freely tradable under the federal securities laws to the extent they are not held by affiliates of the Company. At June 30, 1996, 4,222,865 shares were eligible for resale under Rule 144. In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the issuer's common stock and (ii) the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least three years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

                        SELLING SHAREHOLDER

                                           Percentage of Outstanding
  Selling          Shares        Shares        Before         After
Shareholder     Beneficially   Registered       Sales         Sales
                    Owned       For Sale

JB Partners      2,000,000       750,000        14.8%          9.3%

    ______________
*Less than 1%.

     Pursuant to a Shareholders Agreement among JB Partners, a New York limited partnership ("JB"), and the then current directors and officers of the Company who held shares of the Company's Common Stock, such shareholders have agreed to vote their shares in favor of the election to the Board of Directors of a person nominated by JB. Such agreement shall terminate on the earlier to occur of the following: (i) JB's ownership of common stock is reduced to less than 500,000 shares, (ii) the effectiveness of the registration statement pursuant to JB's demand registration rights set forth in its Stock and Warrant Purchase Agreement with the Company, as amended, (iii) any merger, consolidation or reorganization of the Company in which more than 50% of the voting power of the Company is transferred or (iv) March 31, 1998.


                           THE WARRANTS

     A total of 100,000 shares of Common Stock may be sold pursuant to this Prospectus upon exercise of the Warrants. The Warrants were issued by the Company on December 31, 1991 at an exercise price of $2.22 per share and will expire on December 31, 1996.


                      DESCRIPTION OF SECURITIES


Common Stock

     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $.001 par value per share. As of May 30, 1996, there were 13,510,736 shares of common stock outstanding. All of the outstanding shares of Common Stock are fully paid and nonassessable.

     Holders of Common Stock are entitled to receive dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor and to one vote per share on all matters on which the holders of Common Stock are entitled to vote. The current policy of the Company is to retain earnings to provide funds for the operation and expansion of its business. The Company has never paid any cash dividends, and the Board of Directors does not anticipate paying cash dividends in the foreseeable future. See "Risk Factors--Absence of Dividends." Holders of common stock do not have any cumulative voting rights or conversion, pre-emptive, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratably in the Company's assets, if any, remaining after the payment of all liabilities of the Company.

     The holders of Common Stock are entitled to one vote for each share held on all matters submitted to the shareholders.

Indemnification of Directors

     Article 7 of the Company's Articles provides that the Company is required to indemnify current or former directors of the Company to the fullest extent permitted by the Oregon Business Corporation Act (the "Act").

     The Company has entered into Indemnification Agreements with each current and former officer and director documenting and detailing such indemnification rights. The Company expects to enter into similar agreements with future officers and directors. The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities, including coverage under the Securities Act. The rights of indemnification under the Articles and the Act are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Oregon Control Share and Business Combination Statutes

     The Company is subject to certain provisions of the Act that in certain circumstances restrict the ability of significant shareholders from exercising voting rights (the "Control Share Act"). The Control Share Act generally provides that a person (the "Acquiring Person") who acquires voting stock of an Oregon corporation in a transaction that results in the Acquiring Person's holding more than 20%, 33 1/3% or 50% of the total voting power of the corporation (a "Control Share Acquisition") cannot vote the shares the Acquiring Person acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to the control shares by (i) a majority of each voting group entitled to vote and
(ii) the holders of a majority of the outstanding voting shares, excluding the control shares held by the Acquiring Person and shares held by the corporation's officers and inside directors. The term "Acquiring Person" is broadly defined to include persons acting as a group.

     The Acquiring Person may, but is not required to, submit to the corporation a statement setting forth certain information about the Acquiring Person and its plans with respect to the corporation. The statement may also request that the corporation call a special meeting of shareholders to determine whether voting rights will be accorded to the control shares. If the Acquiring Person does not request a special meeting of shareholders, the issue of the control shares' voting rights will be considered at the next annual or special meeting of shareholders. If the Acquiring Person's control shares are accorded voting rights and represent a majority of all voting power, shareholders who do not vote in favor of voting rights for the control shares will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiring Person for the control shares.

     The Company is subject to certain provisions of the Act that govern business combinations between corporations and interested shareholders, which generally provides that if a person or entity acquires 15% or more of the voting stock of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include (a) a merger or plan of share exchange, (b) any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation and
(c) certain transactions that result in the issuance of capital stock of the corporation to the Interested Shareholder. These restrictions do not apply if (i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and certain employee benefit plans), (ii) the board of directors approves the share acquisition or business combination before the Interested Shareholder acquired 15% or more of the corporation's outstanding voting stock or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation's voting stock.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is American Securities Transfer and Trust, Inc., Denver, Colorado.

                        PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or  otherwise  at prices and at terms then prevailing  or  at  prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Under  agreements  that  may  be entered  into  by  the  Selling
Shareholders, dealers who participate in the distribution of the Shares may be entitled to indemnification by the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     Certain of the dealers may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, a Selling Shareholder or one or more of their affiliates in the ordinary course of business.

     All of the Shares to be issued upon the exercise of the Warrants are to be offered for the account of the Company. The Company will not pay any sales commissions or other seller's compensation in connection with the exercise of the Warrants. Shares issued upon the exercise of the Warrants will be freely tradable by the holders thereof, subject to compliance with applicable state securities laws and except for such shares received by persons who may be deemed to be "affiliates" of the Company (within the meaning of Rule 144). Persons who are deemed to be affiliates of the Company within the meaning of Rule 144 may not publicly offer or sell such Shares received upon exercise of the Warrants except pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 (without regard to the applicable holding period provided thereunder). The Company has not been advised when or whether the holders of the Warrants intend to exercise their Warrants, or if they do so, whether they intend to sell their securities received as a result of such exercise.

                            LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon by Perkins Coie, Portland, Oregon.

                               EXPERTS

     The financial statements incorporated by reference in this Prospectus and included in the Annual Report on Form 10-KSB for the year ended March 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and so incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

   No dealer, salesperson or
any  other person  has  been
authorized   to   give   any                850,000 Shares
information or to  make  any
representations  other  than
those   contained  in   this
Prospectus   in   connection               SYNTHETECH, INC.
with   the  offer  contained
herein,  and,  if  given  or                 Common Stock
made,  such  information  or
representations must not  be
relied  upon as having  been
authorized by the Company or
by   any   of  the   Selling
Shareholder.           This
Prospectus     does      not
constitute an offer  of  any
securities other than  those
to  which it relates  or  an
offer   to   sell,   or    a
solicitation of an offer  to
buy,   those  to  which   it
relates in any state to  any
person  to  whom it  is  not
lawful to make such offer in
such state.  The delivery of
this  Prospectus at any time
does  not  imply  that   the
information    herein     is
correct   as  of  any   time
subsequent to its date.

     TABLE OF CONTENTS
                        Page
Available Information     2
Incorporation of Certain
Documents                                 September 12, 1996
  by Reference            2
Risk Factors              3
Selling Shareholder       7
Description of Securities 7
Plan of Distribution      9
Legal Matters             9
Experts                   9
Additional Information II-1

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

                                                   Amount
          SEC Registration Fee                  $ 2,198.28
          Accounting Fees and Expenses*           1,000.00
          Legal Fees and Expenses*               30,000.00
          Blue Sky Fees and Expenses*             7,000.00
          Printing, including Registration
          Statement, Prospectus,                  1,500.00
               etc.*
          Miscellaneous Expenses*                 3,301.72
                                                ----------
          TOTAL EXPENSES*                       $45,000.00
                                                ==========

_____________

*Estimated

Item 15.  Indemnification of Directors and Officers

     As an Oregon corporation the Registrant is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to
Section 60.047(2)(d) of the OBCA, Article 7 of the Registrant's Articles of Incorporation (the "Articles") eliminates the liability of the Registrant's directors to the Registrant or its shareholders except for any liability related to (i) breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any unlawful distribution under ORS 60.367; or (iv) any transaction from which the director derived an improper personal benefit.

     Section 60.391 of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. Section 60.394 of the OBCA mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to the Section 60.401 of the OBCA, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in Section 60.391 of the OBCA.

     Section 60.414 of the OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

     The Articles provide that the Registrant is required to indemnify its current and former directors to the fullest extent permitted by law. Indemnification Agreements executed by all directors and officers of the Registrant obligate the Registrant to indemnify such individuals for liabilities incurred by such individuals while serving as directors or officers of the Registrant.

Item 16.  Exhibits.

Exhibit     Description
Number

5.1    Opinion of Perkins Coie regarding legality of the Common
       Stock being registered

23.1   Consent of Arthur Andersen LLP

23.2 Consent of Perkins Coie (included in the opinion filed as Exhibit 5.1)

*24.1  Power of Attorney

_________________
* Previously filed.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To   remove  from  registration  by   means   of   a
     post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Oregon, on September 11, 1996.

                          SYNTHETECH, INC.



                          By:/s/ M. Sreenivasan
                           M. Sreenivasan
                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on September 11, 1996 by the following persons in the capacities indicated:

               Signature                            Title

         /s/ M. Sreenivasan             President, Chief Executive
             M. Sreenivasan             Officer and Director
                                        (Principal Executive Officer)

        /s/ Charles B. Williams         Vice President of Finance
            Charles B. Williams         and Administration, Chief
                                        Financial Officer, Secretary
                                        and Treasurer (Principal
                                        Financial Officer and
                                        Principal Accounting Officer)

          * Paul C. Ahrens              Chairman of the Board
            Paul C. Ahrens


          * Howard L. Farkas              Director
            Howard L. Farkas

          * Page E. Golsan, III           Director
            Page E. Golsan, III

    *By /s/ Charles B. Williams
              Attorney-in-Fact

                          INDEX TO EXHIBIT
                   TO AMENDMENT NO. 1 TO FORM S-3
                        FOR SYNTHETECH, INC.


Exhibit     Description
Number

5.1     Opinion of Perkins Coie regarding legality of the Common
        Stock being registered

23.1    Consent of Arthur Andersen LLP

23.2 Consent of Perkins Coie (included in the opinion filed as Exhibit 5.1)

*24.1   Power of Attorney

____________________

* Previously filed.